Exhibit 99

FORM 4 JOINT FILER INFORMATION

NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
             100 W. LIBERTY STREET, 10TH FLOOR
      RENO, NV  89501

DESIGNATED FILER: MURDOCH FAMILY TRUST

ISSUER AND TICKER SYMBOL: News Corporation (NWS and NWS.A)

DATE OF EVENT
REQUIRING REGISTRATION: 11/15/07

SIGNATURE:  By:/s/ Arthur M. Siskind ,
as Vice President and Treasurer of Cruden Financial Services LLC